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                                                                     Exhibit 3.1
                         CERTIFICATE OF INCORPORATION

                                      OF

                                  ZYCOM, INC.


     The undersigned, in order to form a corporation for the purposes hereinafter stated under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                   ARTICLE I
                                   ---------
                                     Name
                                     ----

     The name of this corporation is Zycom, Inc.

                                  ARTICLE II
                                  ----------
                                   Purposes
                                   --------

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State Delaware.

                                  ARTICLE III
                                  -----------
                                   Duration
                                   --------

     This corporation shall exist perpetually unless sooner dissolved by law.

                                  ARTICLE IV
                                  ----------
                                     Stock
                                     -----

     (a) The aggregate number of shares which the corporation shall have authority to issue is one hundred ten million (110,000,000). One hundred million (100,000,000) shares shall have a par value of $.0001 and shall be designated as common stock. Ten million (10,000,000) shares shall have a par value of $.0001 per share and shall be designated as preferred stock.

     (b) Dividends in cash, property, or shares of the corporation may be paid upon the common stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

     (c) The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital, or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of the State of Delaware.
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                                   ARTICLE V
                                   ---------
                              Pre-emptive Rights
                              ------------------

     The shareholders shall have no pre-emptive rights to acquire additional shares of the corporation.

                                  ARTICLE VI
                                  ----------
                               Cumulative Voting
                               -----------------

     There shall be no cumulative voting.

                                  ARTICLE VII
                                  -----------
                          Registered Office and Agent
                          ---------------------------

     The registered office in the State of Delaware is to be located at 1209 Orange Street, in Wilmington, County of New Castle. The registered agent in charge thereof at such address is CT Corporation.

                                 ARTICLE VIII
                                 ------------
                                    Bylaws
                                    ------

     The directors shall have power to make and to alter or amend bylaws, but the holders of common stock may also alter, amend, or repeal bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the laws of the State of Delaware or this certificate of incorporation.

                                  ARTICLE IX
                                  ----------
                                 Incorporator
                                 ------------

     The name and mailing address of the incorporator is as follows: Van R. Perkins 340 Sunset Drive, Suite 1203, Ft. Lauderdale, FL 33301.

                                   ARTICLE X
                                   ---------
                                   Directors
                                   ---------

     The powers of the incorporator shall terminate upon the filing of this certificate of incorporation, and the name and mailing address of the person to serve as the initial director until the first annual meeting of stockholders and until his successor is elected and qualified is: Van R. Perkins 340 Sunset Drive, Suite 1203, Ft. Lauderdale, FL 33301.

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                                  Article XI
                                  ----------
                                Indemnification
                                ---------------

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  Article XII
                                  -----------
                              Shareholder Voting
                              ------------------

     One third of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

     The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this certificate, and does certify that the facts herein stated are true; and has accordingly hereunto set his hand this 4th day of April 2000.



                                       /s/ Van R. Perkins
                                       -----------------------------------------
                                       Van R. Perkins, Incorporator

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